Exhibit 99.1

Investor Update	Issue Date: January 8, 2014

This investor update provides guidance and certain forward looking statements about United Continental Holdings, Inc. (the “Company” or “UAL”). The information in this investor update contains preliminary financial and operational results for the Company for fourth quarter and full year 2013.

Capacity

The Company’s fourth-quarter 2013 consolidated system available seat miles (“ASMs”) increased an estimated 2.6% as compared to the same period in the prior year. UAL’s fourth-quarter 2013 consolidated domestic ASMs increased approximately 2.7% and consolidated international ASMs increased an estimated 2.5% versus the fourth quarter of 2012. For full year 2013, the Company’s consolidated ASMs decreased an estimated 1.4%.

Revenue

The Company’s fourth-quarter 2013 consolidated passenger revenue per available seat mile (“PRASM”) increased between 2.8 percent and 3.8 percent versus the fourth quarter of 2012. The Company expects its fourth-quarter 2013 cargo revenue to be between $205 million and $225 million and expects its fourth-quarter 2013 other revenue to be between $1.13 billion and $1.15 billion.

For the full year 2013, UAL expects consolidated PRASM increased between 3.1% and 3.3% year-over-year. The Company expects full year 2013 cargo revenue to be between $870 million and $890 million and expects full year 2013 other revenue to be between $4.27 billion and $4.29 billion.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is down 1.0 point and mainline international advance booked seat factor is up 0.5 points. Mainline Atlantic advance booked seat factor is up 0.4 points, mainline Pacific advance booked seat factor is down 3.2 points and mainline Latin America advance booked seat factor is up 3.1 points. Regional advance booked seat factor is down 1.7 points.

Non-Fuel Expense

UAL expects its fourth-quarter consolidated cost per ASM (“CASM”), excluding profit sharing, third-party business expense, fuel and special charges, to increase 0.5% to 1.5% year-over-year. For the full year 2013, the Company expects CASM, excluding profit sharing, third-party business expense, fuel and special charges, to increase 6.2% to 6.4% year-over-year.

The Company expects to record approximately $200 million of third-party business expense in the fourth quarter and approximately $700 million for the full year 2013. Corresponding third-party business revenue associated with third-party business activities is recorded in other revenue.

Fuel Expense

UAL estimates its consolidated fuel price, including the impact of cash-settled hedges, to be between $3.06 and $3.11 per gallon for the fourth quarter and between $3.12 and $3.14 for the full year 2013.

Non-Operating Expense

The Company estimates non-operating expense to be between $110 million and $130 million for the fourth quarter and between $700 million and $720 million for full year 2013. The Company estimates the impact of fuel derivatives to be a gain of $55 million for the fourth quarter and $85 million for the full year 2013, which are included in the non-operating expense guidance above.

Profit Sharing and Share-Based Compensation

For 2013, the Company will pay approximately 13% of total adjusted earnings as profit sharing to employees when adjusted earnings exceed $10 million. Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special items, profit sharing expense and share-based compensation program expense. Share-based compensation expense for the purposes of the profit sharing calculation is estimated to be $92 million for full year 2013.

In 2014, the Company will pay approximately 10% of total adjusted earnings as profit sharing to employees for adjusted earnings up to a 6.9% adjusted pre-tax margin and approximately 14% for any adjusted earnings above that amount.

Capital Expenditures and Scheduled Debt and Capital Lease Payments

The Company expects between $750 million and $770 million of gross capital expenditures in the fourth quarter and approximately $2.4 billion for the full year 2013, including net purchase deposits.

The Company expects debt and capital lease payments to total approximately $250 million in the fourth quarter and approximately $2.3 billion for the full year 2013.

Liquidity Position

UAL ended the fourth quarter with approximately $6.1 billion in unrestricted liquidity comprised of approximately $5.1 billion of unrestricted cash, cash equivalents and short-term investments and $1 billion in undrawn commitments under its revolving credit facility.

Taxes

UAL currently expects to record minimal cash income taxes in 2013.

Company Update

Fourth Quarter and Full Year 2013 Operational Update

	Estimated 4Q 2013	Year-Over-Year % Change Higher/(Lower)		Estimated FY 2013	Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	26,475	2.5%		106,818	(2.1%)
Atlantic	11,036	4.7%		46,844	(1.2%)
Pacific	9,624	2.4%		38,815	(1.1%)
Latin America	4,535	(1.5%)		20,530	(0.2%)
Total Mainline Capacity	51,670	2.6%		213,007	(1.5%)
Regional[1]	8,021	3.0%		32,347	(0.6%)
Consolidated Capacity
Domestic System	34,227	2.7%		138,077	(1.4%)
International System	25,464	2.5%		107,277	(1.4%)
Total Consolidated Capacity	59,691	2.6%		245,354	(1.4%)

Traffic (Million RPMs)
Mainline Traffic
Domestic	22,445	3.1%		91,564	(1.2%)
Atlantic	8,670	4.9%		38,107	0.8%
Pacific	7,708	(1.2%)		32,182	(0.5%)
Latin America	3,708	(0.3%)		16,725	0.8%
Total Mainline Traffic	42,531	2.3%		178,578	(0.5%)
Regional Traffic[1]	6,648	5.4%		26,589	2.0%
Consolidated Traffic
Domestic System	28,885	3.7%		117,301	(0.2%)
International System	20,295	1.4%		87,866	(0.1%)
Total Consolidated Traffic	49,179	2.7%		205,167	(0.2%)

Load Factor
Mainline Load Factor
Domestic	84.8%	0.5	pts.	85.7%	0.8	pts.
Atlantic	78.6%	0.2	pts.	81.3%	1.6	pts.
Pacific	80.1%	(2.9	) pts.	82.9%	0.4	pts.
Latin America	81.8%	0.9	pts.	81.5%	0.8	pts.
Total Mainline Load Factor	82.3%	(0.2	) pts.	83.8%	0.9	pts.
Regional Load Factor[1]	82.9%	1.9	pts.	82.2%	2.1	pts.
Consolidated Load Factor
Domestic System	84.4%	0.8	pts.	85.0%	1.0	pt.
International System	79.7%	(0.9	) pts.	81.9%	1.1	pts.
Total Consolidated Load Factor	82.4%	0.1	pts.	83.6%	1.0	pt.

1.	Regional results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

(more)

Company Update

Fourth-Quarter and Full-Year 2013 Financial Update

	Estimated 4Q 2013	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2013	Year-Over-Year % Change Higher/(Lower)
Revenue (¢/ASM, except Cargo and Other Revenue)

Mainline Passenger Unit Revenue	11.94 - 12.06	1.7% - 2.7%	12.19 - 12.22	2.2% - 2.4%
Consolidated Passenger Unit Revenue	13.31 - 13.44	2.8% - 3.8%	13.49 - 13.52	3.1% - 3.3%
Cargo Revenue ($M)	$205 - $225		$870 - $890
Other Revenue ($B)	$1.13 - $1.15		$4.27 - $4.29

Operating Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing & Third- Party Business Expenses	13.69 - 13.87	(2.4%) - (1.1%)	13.66 - 13.71	2.6% - 3.0%
Consolidated Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	14.52 - 14.69	(2.4%) - (1.2%)	14.51 - 14.55	2.0% - 2.3%

Non-Fuel Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	9.12 - 9.22	0.9% - 1.9%	8.98 -9.00	7.4% - 7.6%
Consolidated Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	9.60 - 9.69	0.5% - 1.5%	9.49 - 9.51	6.2% - 6.4%

Third-Party Business Expenses ($M)	$200		$695

Select Expense Measures ($M)
Aircraft Rent	$230		$940
Depreciation and Amortization	$420		$1,690

Fuel Expense
Mainline Fuel Consumption (Million Gallons)	775		3,205
Consolidated Fuel Consumption (Million Gallons)	960		3,945
Consolidated Fuel Price Excluding Hedges (Price per Gallon)	$3.08 - $3.13		$3.12 - $3.14
Consolidated Fuel Price Including Cash-settled Hedges (Price per Gallon)	$3.06 - $3.11		$3.12 - $3.14

Non-Operating Expense ($M)
Non-Operating Expense (including impact of fuel derivatives2)	$110 - $130		$700 - $720
Estimated loss / (gain) on fuel derivatives[2] (incl. in above)	($55)		($85)

Income Taxes
Effective Income Tax Rate	0%		0%

Capital Expenditures ($M)
Gross Capital Expenditures incl. Purchase Deposits	$750 - $770		$2,400

Debt and Capital Lease Payments ($B)	$0.25		$2.3

1.	Excludes special charges
2.	Includes impact of fuel derivatives related to current and future quarters

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth below.

	4Q 2013
	(Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in $ millions)
Less than or equal to $0	361	361	$—
$1 million - $40 million	361	361	—
$41 million- $67 million	361	374	1
$68 million- $118 million	361	386	4
$119 million- $314 million	361	390	5
$315 million or greater	361	395	9

	Full Year 2013
	(Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in $ millions)
Less than or equal to $0	348	348	$—
$1 million - $157 million	348	348	—
$158 million - $262 million	348	373	11
$263 million - $467 million	348	385	20
$468 million - $1.247 billion	348	390	26
$1.248 billion or greater	348	394	40

Non-GAAP to GAAP Reconciliations

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including net income/loss, net earnings/loss per share and CASM, among others. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business.

	Estimated 4Q 2013		Estimated FY 2013
Mainline Unit Cost (¢/ASM)	Low	High	Low	High
Mainline CASM Excluding Profit Sharing	14.08	14.26	13.99	14.04
Special Charges (a)	—	—	—	—

Mainline CASM Excluding Profit Sharing & Special Charges (b)	14.08	14.26	13.99	14.04
Less: Third-Party Business Expenses	0.39	0.39	0.33	0.33

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	13.69	13.87	13.66	13.71
Less: Fuel Expense (c)	4.57	4.65	4.68	4.71

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.12	9.22	8.98	9.00

Consolidated Unit Cost (¢/ASM)	Low	High	Low	High
Consolidated CASM Excluding Profit Sharing	14.86	15.03	14.79	14.83
Special Charges (a)	—	—	—	—

Consolidated CASM Excluding Profit Sharing & Special Charges (b)	14.86	15.03	14.79	14.83
Less: Third-Party Business Expenses	0.34	0.34	0.28	0.28

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	14.52	14.69	14.51	14.55
Less: Fuel Expense (c)	4.92	5.00	5.02	5.04

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.60	9.69	9.49	9.51

(a)	Operating expense per ASM – CASM excludes special charges, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A, Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com